Exhibit 10.3

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of August 27, 2026, is entered into by and between CERo Therapeutics Holdings, Inc., a Delaware corporation (“Pledgor”), and SRX Global Inc. (f/k/a SRx Health Solutions, Inc.), a Delaware corporation (“Secured Party”).

WHEREAS, Secured Party has agreed to make a secured loan to Pledgor pursuant to that certain Consolidated Senior Secured Promissory Note, dated as of August 27, 2026, made by Pledgor in favor of Secured Party in the original principal amount of $11,666,108.77 (as amended, restated, supplemented or otherwise modified from time to time, the “Note”);

WHEREAS, Pledgor is the legal and beneficial owner of the shares of capital stock of CERo Therapeutics, Inc., a Delaware corporation (the “Issuer”), described on Schedule I attached hereto; and

WHEREAS, as a condition to Secured Party’s making the loan evidenced by the Note, Pledgor has agreed to pledge the Pledged Collateral to Secured Party to secure the Obligations, all on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. As used in this Agreement, the following terms have the meanings set forth below. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Note.

(a) “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of Delaware are authorized or required by law to close.

(b) “Event of Default” means an “Event of Default” under and as defined in the Note.

(c) “Lien” means any lien, pledge, mortgage, security interest, hypothecation, charge, encumbrance, adverse claim, option, right of first refusal, restriction on transfer or other preferential arrangement having the practical effect of constituting a security interest, whether arising by contract, operation of law or otherwise.

(d) “Obligations” has the meaning set forth in Section 3.

(e) “Pledged Shares” means (i) all of Pledgor’s right, title and interest in and to the shares of capital stock of the Issuer described on Schedule I attached hereto, (ii) all additional shares and other equity interests of the Issuer hereafter acquired by Pledgor and (iii) all securities into which any of the foregoing may be converted or exchanged.

(f) “Pledged Collateral” means collectively, (i) the Pledged Shares; (ii) all certificates, instruments, book entries and other records evidencing or representing the Pledged Shares; (iii) all dividends, distributions, cash, instruments, securities, rights, options, warrants and other property or proceeds from time to time received, receivable or otherwise distributed in respect of, in exchange for or in substitution of any Pledged Shares; and (iv) all proceeds of any of the foregoing.

(g) “UCC” means the Uniform Commercial Code as in effect from time to time in the State of Delaware; provided that, if perfection, the effect of perfection or nonperfection, or priority of any security interest created hereunder is governed by the Uniform Commercial Code of another jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect or priority.

2. Grant of Security Interest. As security for the prompt and complete payment and performance of the Obligations (as defined in Section 3), Pledgor hereby pledges and grants to Secured Party a continuing security interest in all of Pledgor’s right, title and interest in and to the Pledged Collateral. The security interest granted hereby is intended to be a first-priority security interest.

3. Secured Obligations. This Agreement and the security interest and rights of Secured Party in the Pledged Collateral secure the prompt and complete payment and performance of all principal, interest, fees, costs, expenses and other amounts now or hereafter owing by Pledgor to Secured Party under the Note or this Agreement, including all reasonable attorneys’ fees and expenses incurred in enforcing or protecting Secured Party’s rights under the Note or this Agreement, and all renewals, extensions, amendments, restatements and other modifications of any of the foregoing (collectively, the “Obligations”).

4. Representations and Warranties. Pledgor represents and warrants to Secured Party as of the date hereof and on each date on which credit is extended under the Note that:

(a) Pledgor is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Note and to grant the security interest created hereby.

(b) The execution, delivery and performance of this Agreement and the Note by Pledgor, including the pledge of the Pledged Collateral, have been duly authorized by all necessary corporate action.

(c) Pledgor is the sole legal and beneficial owner of the Pledged Shares described on Schedule I, free and clear of all Liens, and has good and marketable title thereto and the right to pledge and grant a security interest therein.

(d) The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable. The information set forth on Schedule I is true, complete and correct, and the Pledged Shares constitute 100% of the issued and outstanding capital stock of the Issuer.

(e) There are no outstanding options, warrants, conversion rights, subscriptions or other rights to acquire capital stock or other equity interests of the Issuer, and no person has any right of first refusal, preemptive right or similar right with respect to the Pledged Shares.

(f) The execution, delivery and performance of this Agreement and the Note and the creation and enforcement of the security interest contemplated hereby do not violate Pledgor’s or the Issuer’s organizational documents or any material agreement binding on Pledgor, the Issuer or the Pledged Collateral, and do not require any consent that has not been obtained.

(g) No financing statement, control agreement or other instrument covering any Pledged Collateral is on file or in effect in favor of any person other than Secured Party.

(h) Upon the delivery of any certificated Pledged Shares to Secured Party together with an effective endorsement or stock power, or upon Secured Party otherwise obtaining control of any uncertificated Pledged Shares, and the filing of appropriate financing statements, the security interest created hereby will be perfected to the extent perfection may be accomplished by such actions.

5. Delivery; Perfection.

(a) If any Pledged Shares are represented by certificates, Pledgor shall deliver to Secured Party, on or before the date hereof, the original certificates representing such Pledged Shares, accompanied by undated stock powers duly executed in blank. Pledgor shall promptly deliver any certificate representing additional or replacement Pledged Shares received after the date hereof, together with an undated stock power duly executed in blank.

(b) If any Pledged Shares are uncertificated, Pledgor shall cause the Issuer to execute and deliver an issuer acknowledgment and control agreement in form and substance reasonably satisfactory to Secured Party and take such other actions as Secured Party may reasonably request to give Secured Party control of such Pledged Shares under the applicable UCC, without transferring record ownership to Secured Party before an Event of Default.

(c) Pledgor authorizes Secured Party to file financing statements and amendments describing the Pledged Collateral in any filing office reasonably deemed appropriate by Secured Party. Without limiting the foregoing, the parties anticipate that a UCC-1 financing statement will be filed against Pledgor in Delaware.

6. Voting Rights and Distributions Before Default. So long as no Event of Default has occurred and is continuing, Pledgor may exercise all voting and consensual rights relating to the Pledged Shares and receive and retain ordinary cash dividends and distributions thereon, in each case only to the extent not prohibited by this Agreement or the Note. Notwithstanding the foregoing, all stock dividends, securities, non-cash distributions and other property received in respect of the Pledged Shares shall constitute Pledged Collateral and shall be delivered to Secured Party as provided herein.

7. Rights and Remedies Following Default.

(a) Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have all of the rights and remedies of a secured party under the UCC, regardless of the jurisdiction in which all or any portion of the Pledged Collateral may be located, and may, but shall not be obligated to: (i) collect by legal proceedings or otherwise any of the Pledged Collateral and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Pledged Collateral; (ii) enter into any compromise, settlement, extension or other agreement pertaining to the Pledged Collateral or deposit, surrender, accept, hold or apply other property in exchange for the Pledged Collateral, or extend the time for or modify the terms and conditions governing the drawing, presentation, negotiation or acceptance of drafts or other instruments; (iii) take immediate possession of the Pledged Collateral and transfer the Pledged Collateral to Secured Party’s own name; (iv) exercise all the rights, powers and remedies of an owner with respect to the Pledged Collateral; and (v) sell, resell, assign and deliver all or, from time to time, any part of the Pledged Collateral, or any interest in or option or right to purchase any part thereof, on any securities exchange on which the Pledged Collateral may be listed, at any private sale or at public auction. Secured Party shall give Pledgor at least ten (10) Business Days’ prior written notice of the time and place of any public sale or the time after which any private sale or other intended disposition is to be made, and such notice shall be deemed commercially reasonable. Any sale may be for cash, on credit or for other property, for immediate or future delivery, and at such price or prices and on such terms as Secured Party shall determine, subject to the UCC and other applicable law.

(b) At any public sale, and at any private sale to the extent permitted by applicable law, Secured Party may bid for and purchase the whole or any part of the Pledged Collateral so sold, free from any right or equity of redemption.

(c) Pledgor recognizes that Secured Party may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), or in the rules and regulations promulgated thereunder or in applicable state securities laws, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Collateral were sold at public sale, and agrees that Secured Party has no obligation to delay the sale of the Pledged Collateral for the period of time necessary to permit the registration of the Pledged Collateral for public sale under the Securities Act and under applicable state securities laws. Pledgor agrees that a private sale or sales made under the foregoing circumstances and otherwise complying with the UCC shall be deemed to have been made in a commercially reasonable manner.

(d) Neither failure nor delay on the part of Secured Party to exercise any right, remedy, power or privilege provided for herein or by statute or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(e) Secured Party’s rights and remedies under this Agreement shall be cumulative and in addition to all rights and remedies of Secured Party at law or in equity.

8. Covenants. Until this Agreement terminates, Pledgor shall:

(a) not sell, assign, transfer, exchange, redeem or otherwise dispose of, or grant any option or Lien on, any Pledged Collateral, except as expressly permitted in writing by Secured Party;

(b) defend its title to the Pledged Collateral and Secured Party’s security interest therein against all claims and demands of all persons;

(c) cause the Issuer not to issue additional capital stock or other equity interests, options, warrants or convertible securities, or effect any recapitalization, reclassification, merger, consolidation, dissolution or other transaction that would dilute or materially impair the Pledged Collateral, without Secured Party’s prior written consent;

(d) cause the Issuer to maintain its corporate name, preserve its corporate existence and maintain complete and accurate stock ledgers and capitalization records;

(e) promptly notify Secured Party of any claim, Lien, levy, attachment or other adverse interest asserted against any Pledged Collateral;

(f) pay when due all taxes, assessments and charges imposed on the Pledged Collateral, except those being contested in good faith by appropriate proceedings for which adequate reserves have been established; and

(g) not change its legal name, jurisdiction of organization or organizational form.

9. Authorization to File Financing Statements. Pledgor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate Secured Party has a security interest in the Pledged Collateral and (b) provide any other information required by the UCC of any jurisdiction for the sufficiency or filing-office acceptance of any financing statement or amendment. Pledgor hereby appoints Secured Party as Pledgor’s attorney-in-fact, with full power of substitution, solely for the purpose of carrying out the provisions of this Agreement and taking any action and executing any UCC financing statement necessary or advisable to accomplish the purposes of this Agreement, which appointment is irrevocable and coupled with an interest.

10. Further Assurances. Pledgor shall, at its expense, promptly execute and deliver such additional instruments, stock powers, control agreements, financing statements and other documents, and take such other actions, as Secured Party may reasonably request to create, preserve, perfect, protect or enforce the security interest and rights created hereby. If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause the performance of, such agreement, and the reasonable expenses incurred by Secured Party in connection therewith shall constitute Obligations.

11. Application of Proceeds. The proceeds of any sale of, or other realization upon, all or any part of the Pledged Collateral shall be applied in the following order of priority: (a) first, to pay the expenses of such sale or other realization, including reasonable attorneys’ fees and all expenses, liabilities and advances incurred or made by Secured Party in connection therewith, and any other unreimbursed expenses for which Secured Party is to be reimbursed pursuant to this Agreement; (b) second, to the payment of accrued and unpaid interest on the Note; (c) third, to the payment of principal outstanding under the Note; (d) fourth, to the payment of any other Obligations; and (e) finally, any surplus then remaining after all Obligations have been indefeasibly paid in full in cash shall be paid to Pledgor or as a court of competent jurisdiction may direct. Pledgor shall remain liable to Secured Party for any deficiency remaining after the application of such proceeds.

12. No Marshaling. Secured Party shall not be required to marshal any collateral or other assets in favor of Pledgor or any other person or to proceed against any collateral or person in any particular order.

13. Continuing Security Interest. This Agreement creates a continuing security interest and shall remain in effect notwithstanding any extension, renewal, amendment, restatement or other modification of the Note or any waiver or forbearance by Secured Party, except as otherwise expressly provided in a written agreement signed by Secured Party.

14. Termination. This Agreement shall automatically terminate when all Obligations have been indefeasibly paid and performed in full and any commitment of Secured Party to extend credit under the Note has terminated. Promptly thereafter, Secured Party shall, at Pledgor’s expense, return any Pledged Collateral in its possession and execute and deliver reasonable UCC termination statements and other releases, in each case without representation, warranty or recourse.

15. Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered in the manner specified in the Note.

16. Binding Effect; Assignment. This Agreement binds Pledgor and its successors and permitted assigns and benefits Secured Party and its successors and assigns. Pledgor may not assign or transfer this Agreement or any of its rights or obligations hereunder without Secured Party’s prior written consent. Secured Party may assign this Agreement together with an assignment of the Note in accordance with the Note.

17. Governing Law; Jurisdiction. This Agreement and all claims arising hereunder shall be governed by the laws of the State of New York, without regard to conflicts-of-law principles that would require application of another jurisdiction’s laws, except to the extent that applicable law mandatorily governs the creation, perfection, priority or enforcement of the security interest in the Pledged Collateral. Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts in the City of New York, Borough of Manhattan and waives any objection based on venue or forum non conveniens.

18. Waiver of Jury Trial. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

19. Amendments; Waivers; Entire Agreement. No amendment or waiver of any provision of this Agreement is effective unless set forth in a writing signed by the party against whom enforcement is sought. No waiver of any breach shall be deemed a waiver of any other or subsequent breach. This Agreement and the Note constitute the entire agreement of the parties concerning the subject matter hereof and thereof and supersede all prior agreements and understandings concerning such subject matter.

20. Severability. If any provision of this Agreement is held invalid or unenforceable in any jurisdiction, such provision shall be ineffective in that jurisdiction only to the extent of such invalidity or unenforceability, without affecting the remaining provisions hereof or the enforceability of such provision in any other jurisdiction.

21. Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which is deemed an original and all of which together constitute one instrument. Signatures delivered electronically or in PDF format shall be effective as originals.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PLEDGOR:

CERO THERAPEUTICS HOLDINGS, INC.

By:
Name:	Chris Ehrlich
Title:	Chief Executive Officer

SECURED PARTY:

SRX GLOBAL INC.

By:
Name:	Nina Martinez
Title:	Chief Financial Officer

[Signature Page to Pledge and Security Agreement]

SCHEDULE I

PLEDGED SHARES

Issuer	Class / Par Value	Certificate No. / Book Entry	Number of Shares	% Outstanding
CERo Therapeutics, Inc.	[●]	[●]	[●]	[100%]